UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule

14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

[X]

Soliciting Material Under Rule 14a-12

CLST Holdings, Inc.

17304 Preston Road, Suite 420, Dallas, Texas, 75252

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Red Oak Fund, LP, a Delaware limited partnership;

Pinnacle Fund, LLLP, a Colorado limited liability limited partnership;

Bear Market Opportunity Fund, L.P., a Delaware limited partnership;

Pinnacle Partners, LLC, a Colorado limited liability company;

Red Oak Partners, LLC, a New York limited liability company;

David Sandberg.

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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THE RED OAK FUND, L.P.

C/O RED OAK PARTNERS, LLC

145 4th Avenue, Suite 15A | New York, New York 10003

 Telephone (212) 614-8952 | Facsimile (646) 390-6784

September 29, 2009

VIA FACSIMILE AND CERTIFIED MAIL

CLST Holdings, Inc.

17304 Preston Road, Suite 420

Dallas, Texas 75252

Attention: Robert A. Kaiser

Re:

Stockholder Request for Inspection of Books and Records

Dear Mr. Kaiser/ Corporate Secretary:

The Red Oak Fund (“RO Fund”) is the registered holder at the above address of 1,000 shares [represented by certificate  No._C5020] of common stock of CLST Holdings (“CLST” or the “Company”), a Delaware corporation.

The RO Fund also beneficially owns 3,341,106 shares of the common stock of CLST,  representing 13.95% of all outstanding shares of CLST based on the 23,949,282 shares of common stock outstanding as of September 25, 2009 as reported by CLST.

The RO Fund – as part of Red Oak Partners, LLC’s beneficial ownership - is the Company’s largest shareholder as of that reporting date.

Red Oak Partners, LLC (“RO Partners”) is the general partner of the RO Fund, and I am the managing member of RO Partners, such that RO Partners, the RO Fund, and I have shared power to vote or direct the vote of, or to dispose or direct the disposition of the 3,341,106 shares of common stock held by RO Fund.

Pursuant to 8 Del. Code § 220, RO Fund hereby demands to inspect and copy (in person or by attorney or other agent), during the usual hours of business, the following books and records and other documents of the Company:

Board Structure

All books, records, reports, memoranda and materials, including but not limited to board and committee minutes and analyses, and materials furnished to or prepared by or for any member of the Board of Directors, whether or not reflected in the Company’s public filings, relating to:

a.

All analysis performed by CLST, its officers, directors, employees, or outside providers with direct respect as to whether CLST’s Net Operating Losses (“NOLs”) would remain in good standing pursuant to the February 13, 2009 transaction whereupon approximately 12% of CLST’s common shares outstanding (along with cash) were issued to Tim Durham, Fair Finance Corp. and Geoff Cochran, in exchange for receivables.

b.

The original analysis performed by Whitley Penn LLP whereupon CLST claims to have discovered it possessed anywhere from $90-$125 million in NOLs, inclusive of Whitley Penn LLP’s definitions of what would trigger a rule 382 limitation, how all calculations worked, and what industries CLST was permitted to utilize the NOLs in, as well as whether the NOLs were limited in use to the industry which originally generated the losses.

c.

Any analysis performed after the date of the Whitley Penn report referred to above by CLST, its officers, directors, employees, or outside providers, with respect to verifying that CLST’s NOLs remain in good standing, whether they are limited in use (and to what extent), and any other work specifically related to the NOLs.

d.

Any CLST formal policy with respect to insider stock purchases, whether contained in a ‘policy statement’ or a board resolution or any other statement, including a definition as to when such purchases are not permitted. If CLST has no such policy please confirm that fact.

e.

A list of all business ventures and dealings Directors Tornek and Durham have evaluated or commenced in the past ten years, as well as a list of all investments they currently share, to the extent that CLST or its counsel or other advisors has such information, including all such information CLST or its counsel has obtained in the process of preparing its 1934 Act reports and proxy statements.  If CLST has not requested such information for its nominating committee or in the process of preparing its reports and proxy statements, please tell us.

* * *

RO Fund makes this demand for the following purposes, each of which is reasonably related to RO Fund’s interests as a stockholder in CLST: (i) to evaluate whether CLST’s directors fulfilled their fiduciary duty to preserve the Company’s assets per the shareholder-approved plan of dissolution, specifically regarding whether the NOLs were evaluated prior to issuing stock to an insider in a related-party transaction, (ii) to review and understand whether CLST’s NOLs are now limited in use- either by amount which can be used annually or by industry, (iii) to understand what CLST Directors were informed of from their auditors with respect to their ability to use and preserve the NOLs, (iv) whether the recent share purchases made by insiders immediately prior to the record date for the upcoming annual meeting and director elections were made consistent with company policy, specifically because CLST had not yet reported its August 31 earnings to shareholders and thus said insiders had access to non-public information, (v) and an understanding of the relationship between Directors Tornek and Durham in order to evaluate whether they are independent of each other, because CLST’s proxy claims they are but has not divulged past (and publicly known) business relationships and has claimed that Director Tornek is independent according to NASDAQ standards, even though CLST is not listed on nor subject to NASDAQ standards.

RO Fund will bear the reasonable costs incurred by the Company in connection with the production of the information demanded.

RO Fund hereby authorizes and designates RO Partners, its general partner and agent, and its officers and employees and any other persons designed by them, acting singly or in combination, to conduct the inspection and copying herein demanded.

We request that the Company reply and provide the above information within five business days from the date of this demand as mandated by Section 220.

If you so desire, you may send the requested information directly to Peter J. Tennyson, Esq. and Jay C. Gandhi, Esq., Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California, 92626.

RO Fund is making this demand for books and records under oath and affirms such demand, including the attachment hereto, to be true and correct under penalty of perjury under the laws of the United States of America and under the laws of the States of Delaware and New York.

Executed this 29th day of September, 2009, in New York, New York.

Thank you for anticipated cooperation.

Very truly yours,

Red Oak Fund, L.P.

By:

Red Oak Partners, LLC, its General Partner

By:

____________________________

David Sandberg, Managing Member

cc:

Peter J. Tennyson, Esq.

Jay C. Gandhi, Esq.

Important Information:  Red Oak intends to file a definitive proxy statement soliciting votes for Red Oak’s nominees to the Company's board of directors and Red Oak's shareholder resolutions. Red Oak is not asking anyone at this time to vote on its slate of directors or any of its proposals. Once Red Oak’s definitive proxy statement for the annual meeting becomes available, Red Oak strongly advises stockholders to carefully read that definitive proxy statement, as it will contain important information. Information concerning Red Oak and any other persons deemed participants in Red Oak’s solicitation of proxies from stockholders in connection with the annual meeting, which will include Red Oak Fund, David Sandberg, and any other persons nominated by Red Oak, about and their holdings in CLST, will be available in Red Oak’s definitive proxy statement for the annual meeting. The information about Red Oak and its Affiliates, including their holdings in CLST, has been filed on Red Oak's Schedule 13D and is available from the Securities and Exchange Commission's web site ww.sec.gov.   Once Red Oak’s definitive proxy statement for the annual meeting becomes available, stockholders will be able to obtain, free of charge, copies of that statement and any other documents Red Oak files with or furnishes to the Securities and Exchange Commission through the Securities and Exchange Commission's website at www.sec.gov.